EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS THIRD QUARTER FISCAL YEAR 2006 RESULTS

BILLERICA, Mass. – February 8, 2006 – American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leader in X-ray detection technology, reported revenue of $38,540,000, net income of $9,668,000, and net income per share of $0.95 for the third quarter of fiscal year 2006. This represents a 64% increase in revenues and a $0.72 increase in earnings per share versus the third quarter of the prior fiscal year.

“We are extremely pleased with our financial and operational results for the quarter,” said Anthony Fabiano, AS&E’s President and CEO. “The year to date revenue of $122.8 million is a 100% increase when compared to the nine months revenue from the prior fiscal year, while backlog remains at the same level as the beginning of this fiscal year. Operating income remains very strong — extending our record of operating profitability to eight consecutive quarters. Additionally, in our continued efforts to enhance our product offerings, we have increased our investment in targeted research and development by 88% year-over-year.”

Fabiano continued, “Our Z® Backscatter Van™ (ZBV) and our Parts and Service business continue to be strong contributors to revenue and profitability growth. We are also excited about the recent initial order for our new OmniView™ Gantry Cargo Inspection System and the future prospects for this outstanding product. Worldwide channel expansion continues to be a high priority, as is evidenced by our recent agreement with Nuctech Company Limited to open a key distribution channel for the ZBV into the high potential Chinese market.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host a conference call today at 11:00 a.m. EST to discuss the results and respond to questions. To participate in the call, please dial 800-510-0178 at least 10 minutes prior to starting time. For international participants, dial +1-617-614-3450. Please tell the Operator the confirmation code: 29216961.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Wednesday, February 8, 2006 at 1:00 p.m. EST for a 48-hour period by dialing 888-286-8010. Internationally, please dial +1-617-801-6888. The conference identification number is 37942633. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs.   For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	31-Dec-05	31-Dec-04	31-Dec-05	31-Dec-04
Total net sales and contract revenues	$38,540	$23,480	$122,843	$61,346

Total cost of sales and contracts	19,166	14,971	64,101	40,702
Gross profit	19,374	8,509	58,742	20,644

Expenses:
Selling, general and administrative	4,546	3,829	13,383	10,550
Research and development	2,201	1,312	7,093	3,779
Total expenses	6,747	5,141	20,476	14,329

Operating income	12,627	3,368	38,266	6,315

Other income (expense):
Interest and investment income	704	121	1,576	289
Other, net	14	(72)	39	(77)
Change in warrant valuation	808	(1,394)	(2,109)	(4,580)
Total other income (expense)	1,526	(1,345)	(494)	(4,368)

Income before provision for income taxes	14,153	2,023	37,772	1,947
Provision for income taxes	4,485	—	12,711	65

Net income	$9,668	$2,023	$25,061	$1,882

Income per share - Basic	$1.12	$0.25	$2.95	$0.24
Income per share - Diluted	$0.95	$0.23	$2.77	$0.22

Weighted average shares - Basic	8,601	8,082	8,485	7,835
Weighted average shares - Diluted	9,321	8,805	9,062	8,409

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	Dec 31, 2005	Mar 31, 2005

Assets
Current assets:
Cash and investments	$75,479	$36,363
Accounts receivable, net	28,885	28,861
Inventories	15,670	24,941
Other current assets	10,984	4,757
Total current assets	131,018	94,922

Non-current assets:
Building, equipment and leasehold improvements, net	15,305	3,329
Other assets	117	36
	$146,440	$98,287
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$5,141	$6,743
Customer deposits	9,457	11,132
Other current liabilities	14,182	12,115
Total current liabilities	28,780	29,990

Non-current liabilities:
Lease financing liability	5,695	—
Warrant liability	6,784	6,137
Other non-current liabilities	396	590
Total liabilities	41,655	36,717

Total stockholders’ equity	104,785	61,570
Total liabilities and stockholders’ equity	$146,440	$98,287